Exhibit 99.1

Certification of Periodic Financial Reports

The undersigned hereby certify that the Quarterly Report on Form 10-Q of Dover Downs Gaming & Entertainment, Inc. for the quarterly period ended June 30, 2002, as filed on August 8, 2002 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Dover Downs Gaming & Entertainment, Inc.

DATED: August 8, 2002	/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer and Director

DATED: August 8, 2002	/s/ Timothy R. Horne
Timothy R. Horne
Vice President-Finance and Chief Financial Officer